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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): November 7, 1999


                         ARCH COMMUNICATIONS GROUP, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                     0-23232                   31-1358569
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(State or other jurisdiction         (Commission              (I.R.S. Employer
     of incorporation)               File Number)           Identification No.)


    1800 West Park Drive, Suite 250
            Westborough, MA                                         01581
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including are code: (508) 870-6700


                                 Not Applicable
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          (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS.

         5.1 On November 7, 1999, Arch Communications Group, Inc. ("Arch") signed a definitive agreement (the "Merger Agreement") with Paging Network, Inc. ("PageNet") pursuant to which PageNet will merge with a wholly owned subsidiary of Arch (the "Merger"). The combined company will retain the name Arch Communications Group, Inc.

                  The Merger Agreement requires a recapitalization of the combined company. In the recapitalization, Arch will make an exchange offer of shares of Arch common stock for all of its Senior Discount Notes, which as of September 30, 1999 had an accreted value of approximately $384 million. Arch will also convert outstanding shares of Series C Convertible Preferred Stock, with a value of approximately $28 million as of September 30, 1999, into shares of its common stock. PageNet will make an exchange offer of PageNet common stock for Senior Notes having an aggregate outstanding principal amount of $1.2 billion. Owners of common stock of Arch and PageNet will receive common stock in the combined company, with shareholders of Arch retaining one share of common stock in the combined company for each share of Arch, and shareholders of PageNet receiving 0.1247 shares of common stock in the combined company for each share of PageNet. In addition, owners of PageNet's common stock and Senior Notes will receive a pro rata distribution of 80.5 percent of PageNet's interest in Vast Solutions, which will become a separate entity upon the close of the Merger.

         5.2 In connection with the Merger, the Board of Directors of Arch has approved an amendment to its Rights Agreement, dated as of November 15, 1999.

         5.3 On November 8, 1999, Arch and PageNet issued a joint press release relating to the Merger Agreement.





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EXHIBIT INDEX

         99.1 Agreement and Plan of Merger, dated as of November 7, 1999, among Paging Network, Inc., Arch Communications Group, Inc. and St. Louis Acquisition Corp.

         99.2 Amendment No. 5 to the Rights Agreement, dated as of November 15, 1999, between Arch Communications Group, Inc. and the Bank of New York as Rights Agent.

         99.3 Text of Joint Press Release, dated November 8, 1999, issued by Arch Communications Group, Inc. and Paging Network, Inc.











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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  November 19, 1999                ARCH COMMUNICATIONS GROUP, INC.



                                        By: /s/ Gerald J. Cimmino
                                            -----------------------------------
                                            Title: Vice President and Treasurer